Exhibit 1.1(a)

                RANSON UNIT INVESTMENT TRUSTS, SERIES 58
                             TRUST AGREEMENT

                                                     Dated:  May 22, 1997

     This Trust Agreement between Ranson & Associates, Inc., as Depositor and Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Corporate Bond Trusts Sponsored by Ranson & Associates, Inc., Effective: February 4, 1997" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                            WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee and the Evaluator agree as follows:


                                 PART I
                 STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part ii hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                 PART II
                  SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

         (a) The Bonds defined in Section 1.01(4), listed in Schedule A hereto, have been deposited in trust under this Trust Agreement.

         (b) The fractional undivided interest in and ownership of each Trust Fund represented by each Unit is the amount set forth under "Essential Information-Fractional Undivided Interest per Unit" in the Prospectus.

         (c) The number of Units in each Trust is that amount set forth under "Essential Information-Number of Units" in the Prospectus.

         (d) The "First General Record Date" shall be the first "Record Date" set forth under "Essential Information" in the Prospectus.

          (e) The amount of the second distribution of funds from the Interest Account shall be that amount set forth under "Essential Information-Interest Payments-First Payment per Unit" for each Trust in the Prospectus.

          (f) The term "Trust" as defined in Section 1.01(2) shall include "Insured Corporate, Series 11" as defined in the Prospectus.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.


                                    RANSON & ASSOCIATES, INC., Depositor
                                       and Evaluator



                                    By       ROBIN K. PINKERTON
                                      ----------------------------------
                                                 President


                                    THE BANK OF NEW YORK, Trustee



                                    By            TED RUDICH
                                      ----------------------------------
                                                Vice President

                               SCHEDULE A

                        BONDS INITIALLY DEPOSITED
                RANSON UNIT INVESTMENT TRUSTS, SERIES 58


     (Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus for each Trust.)





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